Exhibit 5.5

One West Fourth Street Winston-Salem, NC 27101 Telephone: (336) 721-3600 Fax: (336) 721-3660 www.wcsr.com
February 5, 2015

Campbell Alliance Group, Inc.

Pharmaceutical Institute, LLC

Addison Whitney LLC

c/o inVentiv Health, Inc.

1 Van de Graaff Drive, 6th Floor

Burlington, MA 01803

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special review counsel in the State of North Carolina to each of Addison Whitney LLC, a North Carolina limited liability company (“AW”), Pharmaceutical Institute, LLC, a North Carolina limited liability company (“PI” and together with AW, the “LLC Entities”), and Campbell Alliance Group, Inc., a North Carolina corporation (“Campbell”, and together with the LLC Entities, the “Opinion Parties”), in connection with inVentiv Health, Inc.’s (the “Company”) offer to exchange its privately placed 10% Senior Notes due 2018 for a like principal amount of the Company’s 10% Senior Notes due 2018 (the “Exchange Notes”) registered under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to and in accordance with terms and conditions described in the prospectus (the “Prospectus”), that forms part of the Company’s Registration Statement on Form S-4, filed by the Company with the Securities and Exchange Commission (“Commission”) under the 1933 Act on July 30, 2014 and amended on the date hereof (as amended, the “Registration Statement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K.

In connection with our representation as described above, we have reviewed, in addition to the Registration Statement (including the Prospectus) and the Exchange Notes, that certain Indenture dated as of August 4, 2010 (as subsequently supplemented or amended, the “Indenture”), among the Company, certain guarantors, including the Opinion Parties, and Wilmington Trust, National Association, as trustee, including the guarantees of the Exchange Notes (as defined in the Indenture) by the Opinion Parties included in the Indenture (the “Guarantee”).

In addition, we have examined, (1) the Amended and Restated Articles of Incorporation of Campbell, as amended, attached to or incorporated by reference in, the Secretary’s Certificate dated as of even date herewith and delivered to this firm in connection with this opinion (the “Secretary’s Certificate”), (ii) the amended Bylaws of Campbell, attached to or incorporated by reference in, the Secretary’s Certificate, (iii) the Articles of Organization Including Articles of Conversion of PI, attached to or incorporated by reference in, the Secretary’s Certificate, (iv) the Operating Agreement of PI, attached to or incorporated by reference in, the Secretary’s Certificate, (v) the Articles of Organization of AW, as amended, attached to or incorporated by

CALIFORNIA / DELAWARE / GEORGIA / MARYLAND / NORTH CAROLINA / SOUTH CAROLINA / VIRGINIA / WASHINGTON D.C.

Campbell Alliance Group, Inc. Pharmaceutical Institute, LLC Addison Whitney LLC February 5, 2015 Page 2

reference in, the Secretary’s Certificate, (vi) the Operating Agreement of AW, attached to or incorporated by reference in, the Secretary’s Certificate, (vii) originals, or copies certified or otherwise identified to our satisfaction, of company records of the Opinion Parties, including excerpts from the minute books of the Opinion Parties, as furnished to us by the Opinion Parties in connection with this opinion, and (viii) such other documents and records pertaining to the Opinion Parties as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

For purposes of these opinions, we have assumed that:

(a) The execution and delivery of the Indenture and other documents reviewed by us, and the performance of the transactions contemplated by the Indenture, by all parties thereto (other than the Opinion Parties) have been duly and validly authorized by all necessary actions; such parties (other than the Opinion Parties) are validly existing and in good standing under the laws of their jurisdiction of incorporation or formation; such parties (other than the Opinion Parties) have the requisite power and authority, and have taken the requisite action necessary to authorize each such party, to execute, deliver and perform the obligations contemplated by the Indenture; no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency is required for the valid execution and delivery by such parties (other than the Opinion Parties) of the Indenture; the Indenture has been duly and validly executed and delivered by such parties (other than the Opinion Parties); and each of the parties to the Indenture has received all agreed upon consideration for the Indenture.

(b) There has been no mutual mistake of fact, or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Indenture.

(c) There are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement, or qualify the terms of the Indenture.

(d) All natural persons who are signatories to the Indenture were legally competent at the time of their execution thereof; all signatures on the Indenture and other documents reviewed by us are genuine; and the copies of all documents submitted to us are accurate and complete and conform to originals, which themselves are authentic.

(e) The proper issuance and accuracy, as to factual matters, of certificates of public officials and representatives of the Opinion Parties.

Our opinions in Paragraphs 1 and 2 below are given solely in reliance upon Certificates of Existence for each of the Opinion Parties, issued by the Secretary of State of the State of North Carolina, each dated January 14, 2015.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that:

Campbell Alliance Group, Inc. Pharmaceutical Institute, LLC Addison Whitney LLC February 5, 2015 Page 3

1. Each of the LLC Entities is a limited liability company in existence under the laws of the State of North Carolina with limited liability company power to own, lease and operate its properties as described in the Registration Statement, to enter into the Indenture, and to guarantee the Exchange Notes as contemplated by the Guarantee.

2. Campbell is a corporation in existence under the laws of the State of North Carolina with corporate power to own, lease and operate its properties as described in the Registration Statement, to enter into the Indenture, and to guarantee the Exchange Notes as contemplated by the Guarantee.

3. The execution, delivery and performance of the Indenture, including the Guarantees, by each of the Opinion Parties and the transactions contemplated thereby have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of each of the Opinion Parties. The Indenture has been duly executed and delivered by each Opinion Party.

This opinion is limited to the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that: (a) this opinion letter may be relied upon by Weil, Gotshal & Manges LLP, as if it were addressed to it, in rendering its enforceability opinion in connection with the Guarantees and (b) purchasers of the securities offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

Very truly yours,

/s/ Womble, Carlyle Sandridge, & Rice, LLP

WOMBLE CARLYLE SANDRIDGE & RICE, a Limited Liability Partnership